Exhibit 99.1

Newell Brands Appoints Chief Operating Officer

Proven CPG Leader Guillermo Beade Joins Newell Brands

ATLANTA — (BUSINESS WIRE) – October 20, 2026 — Newell Brands (NASDAQ: NWL), a leading global consumer goods company with a portfolio of iconic brands including Rubbermaid®, Sharpie®, Coleman®, Graco®, Rubbermaid Commercial Products®, and Yankee Candle®, today announced the appointment of Guillermo Beade as Chief Operating Officer, effective October 26, 2026. Mr. Beade will report to Chris Peterson, President and Chief Executive Officer, and will join the company’s Executive Committee.

As Chief Operating Officer, Mr. Beade will have enterprise accountability for the sales, central marketing, and supply chain functions globally. He will work to build greater connectivity across these functions and develop the global structure, systems, technology, processes, and talent that enable the business to operate more effectively and efficiently.

“We have made meaningful progress over the past several years, simplifying our portfolio, improving our supply chain and go-to-market operating models, and investing in the front-end innovation and brand-building capabilities needed to compete in the marketplace. That progress creates the opportunity to ensure our structure supports sustainable, profitable growth,” said Chris Peterson, Newell Brands President and Chief Executive Officer. “Guillermo has spent his career connecting commercial strategy with operational execution at scale, and I am confident this appointment positions Newell Brands to operate with greater effectiveness and deliver value for our shareholders.”

Mr. Beade is a seasoned global CPG executive and has more than 30 years of leadership experience at SC Johnson, PepsiCo, and Unilever. He has led multibillion-dollar businesses across North America, Latin America, Europe, Africa, and the Middle East, with a proven record of accelerating commercial performance, maintaining operational discipline, and driving organizational transformation. Most recently, he served as President of SC Johnson Consumer Brands North America, the company’s preeminent business unit. Before that, he served as Chief Executive Officer of SC Johnson Lifestyle Brands, where he led a broad operational and cultural transformation across a portfolio of acquired brands. Earlier in his career, he held senior commercial and general management roles at PepsiCo and began his career at Unilever in Latin America.

“Newell Brands has an exceptional portfolio of brands and the commercial and supply chain capabilities to compete and win,” said Guillermo Beade, Newell Brands Chief Operating Officer. “My focus will be on ensuring we scale these functions to work together with speed and agility.”

About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Rubbermaid®, Sharpie®, Graco®, Coleman®, Rubbermaid Commercial Products®, Yankee Candle®, Paper Mate®, FoodSaver®, DYMO®, EXPO®, Elmer’s®, Oster®, NUK®, Spontex® and Campingaz®. Newell Brands is focused on delighting consumers by lighting up everyday moments.

Forward-Looking Statements

Some of the statements in this press release, including those relating to sustainable growth, operational effectiveness, value creation and competitive capabilities, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include the factors listed from time to time in our SEC filings, including but not limited to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and our other SEC filings. The company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.

Investors:

Joanne Freiberger

SVP, Investor Relations & Chief Communications Officer

+1 (727) 947-0891

joanne.freiberger@newellco.com

Media:

Danielle Clark

Director, External Communications

+1 (404) 783-0419

danielle.clark@newellco.com